UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 20, 2010
Date of Report (date of Earliest Event Reported)

SECURE PATH TECHNOLOGY

HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-144287	20-8552192
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

844 Seward Street
Los Angeles, CA 90038
(Address of principal executive offices and zip code)

323-993-8830
 (Registrant’s telephone number, including area code)

ROSCA, INC.
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On March 20, 2010, Terrence Mackin, Chairman of the Board and CEO of Rosca, Inc. (the “Company”), resigned from such positions, effective immediately. The Company named Josh C. Kline, its President, as CEO.

On March 17, 2010, the Company appointed Mr. Brian Stich as the Company’s Chief Financial Officer. Prior to his appointment with Secure Path, Mr. Stich was the Chief Financial Officer of RazorGator Interactive Group, of Los Angeles, California since 2007. RazorGator is an ecommerce reseller of tickets for sports and entertainment events, event hospitality and ticket management software provider with over 220 employees. From 2005 to 2007, Mr. Stich was the Corporate Controller of VitalStream, Inc., of Costa Mesa, California, a provider of products and services for delivering and storing digital media to global audiences over the Internet. Mr. Stich earned a B.A. degree in Administration/Accounting from California State University, Fullerton, in January 1991.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSCA, INC.

Date: March 23, 2010                                                            By: /s/ Josh C. Kline
Name: JOSH C. KLINE
Title:           CEO